U.S. SILICA HOLDINGS, INC.
2011 INCENTIVE COMPENSATION PLAN

OMNIBUS AMENDMENT TO AWARD AGREEMENTS

November 3, 2016

[NAME]
[TITLE]

Re: Withholding of Shares to Cover Tax

Dear [NAME]:

Reference is hereby made to the following equity award agreements previously entered into by and between you and U.S. Silica Holdings, Inc. (the “Company”) under the Company’s Amended and Restated 2011 Incentive Compensation Plan (the “Plan”), as amended from time to time (collectively, the “Award Agreements”):

1.	Restricted Stock Unit Award Agreement by and between you and the Company, dated [DATE], granting [NUMBER] restricted stock units.

2.	Performance Share Unit Award Agreement by and between you and the Company, dated [DATE], granting [NUMBER] performance share units.

3.	Nonqualified Stock Option Agreement by and between you and the Company, dated, [DATE], granting [NUMBER] stock options.

4.	[LIST ADDITIONAL AWARDS AS APPLICABLE]

The Company is pleased to inform you that the Compensation Committee of the Board of Directors of the Company has approved a modification to the Award Agreements for your benefit. Effective immediately, and notwithstanding any other provision in the Award Agreements to the contrary, the amount of cash or number of shares of Common Stock (as defined in the Plan) otherwise deliverable to you pursuant to an Award Agreement shall be reduced by any minimum statutorily required withholding obligation with regard to the awards granted pursuant to the Award Agreement; provided, however, that, at your discretion, the number of shares of Common Stock otherwise deliverable to you may be further reduced in an amount up to the maximum individual tax rate in your particular jurisdiction, and only if the Company has a statutory obligation to withhold taxes on your behalf, in such case only if such reduction would not result in adverse financial accounting treatment, as determined by the Company (and in particular in connection with the effectiveness of the amendments to FASB Accounting Standards Codification Topic 718, Compensation – Stock Compensation, as amended by FASB Accounting Standards Update No. 2016-09, Improvements to Employee Share-Based Payment Accounting).
Except as expressly provided herein, the Award Agreements and the incentive equity awards granted thereunder shall continue to remain outstanding in full force and effect in accordance with all of the terms and conditions of the Award Agreements and the Company’s Amended and Restated 2011 Incentive Compensation Plan, as amended from time to time.

Very truly yours,

U.S. SILICA HOLDINGS, INC.
AGREED AND ACKNOWLEDGED
as of November ____, 2016

By:

Name:

Title:                                [PARTICIPANT]

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